SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               BALTEK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               BALTEK CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 25, 2000

To The Shareholders:

     Notice is hereby given that an annual meeting of Shareholders of Baltek Corporation will be held at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey, on May 25, 2000, at 10:00 A.M. (Eastern Daylight Savings
Time):

1. To elect seven (7) directors of the Company to hold office for the ensuing year;

2. To approve the appointment of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 2000; and

3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement relating to such meeting is enclosed herewith. The Annual Report of the Company for the fiscal year ended December 31, 1999 is also enclosed. Shareholders of record at the close of business on April 14, 2000 will be entitled to notice of and to vote at said meeting or any adjournments thereof.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to sign, date and return the enclosed proxy card in the envelope provided.

                                             By Order of the Board of Directors

                                             /s/ Margot W. Kohn
                                            --------------------
                                            MARGOT W. KOHN  Secretary
Northvale, New Jersey
May 3, 2000


       Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.

                                 PROXY STATEMENT

                               BALTEK CORPORATION
                                  P.O. Box 195
                                10 Fairway Court
                           Northvale, New Jersey 07647

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2000

To the Shareholders of Baltek Corporation:

     This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Baltek Corporation (the "Company") to be held at 10:00 A.M. Eastern Daylight Time on May 25, 2000 at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey and at any adjournments thereof. All shareholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at such meeting. Proxy Cards and Proxy Statements are expected to be mailed to shareholders on or about May 3, 2000. The stock transfer books will not be closed. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

     Any proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the directions of the shareholder. Any shareholder giving a proxy has the power to revoke it in person or by a writing delivered to the Secretary of the Company at any time before it is exercised. All expenses incurred in connection with this solicitation will be borne by the Company.

     The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. However, if any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

     At the close of business on April 14, 2000, the Company had outstanding 2,523,261 shares of Common Stock. Each share has one vote. Unless the context otherwise indicates, the term "Company" refers to Baltek Corporation.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock at April 14, 2000 by each person known to the Company to be the beneficial owner at that date of more than 5 percent of the outstanding common stock of the Company, by each director, and by all directors and officers of the Company as a group (1):


Name and Address of                          Number of                 Percent
Beneficial Owner                              Shares                   of Class
----------------                              ------                   --------

Jacques Kohn (a)
10 Fairway Court
Northvale, N.J. 07647                         804,237                     31.9

Name and Address of                          Number of                 Percent
Beneficial Owner                              Shares                   of Class
----------------                              ------                   --------

Jean Kohn (a)
10 Fairway Court
Northvale, N.J. 07647                         804,237                     31.9

Bernard Kohn (a)                              337,150                     13.4
10 Fairway Court
Northvale, N.J. 07647

Henri-Armand Kohn                             11,963                      *

Reich & Tang Asset Management   L.P. (b)      305,500                     12.1

Benson J. Zeikowitz                           200                         *

Bernard J. Wald                               -0-                         *

William F. Nicklin                            29,000                      1.1

Margot W. Kohn (c)                            -0-                         *

All directors and officers as a group (10
persons including those named above)          1,312,487                   52.0

-------------------------
* Less than 1 %

(a) The shares owned by Bernard Kohn are held in a voting trust, dated May 25, 1991, of which his brothers, Jacques Kohn and Jean Kohn, are the voting Trustees. Accordingly, such shares are deemed to be beneficially owned by Jacques Kohn and Jean Kohn as well.

(b) Successor to New England Investment Companies L.P. as the owner of the shares listed.

(c) Margot W. Kohn disclaims any beneficial interest in shares owned by her husband, Jacques Kohn.

(1) For purpose of the above table, beneficial ownership has been determined in accordance with Rule 13d_3 under the Securities Exchange Act of 1934. Other than with respect to officers and directors of the Company, the information in this table is based solely upon the information contained in the Form 13G filed by the named entity with the Securities and Exchange Commission.


                              ELECTION OF DIRECTORS

     Seven (7) Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and shall have qualified.

     The members of the Board of Directors are elected by a plurality of the shares present or represented at this meeting and voting on the election of directors.

     Unless otherwise instructed, shares represented by the proxies will be voted for the election of the nominees listed below, all of whom are members of the present Board of Directors. All of the members of the Board of Directors were elected to their present term of office by the vote of the Shareholders at the annual meeting of the Company on May 27, 1999.

     The table below sets forth each nominee for election as a Director (based on information supplied by them), their name, their age and their principal occupation or employment during the past five years.

                      INFORMATION CONCERNING NOMINEES

                           Principal Occupation
                           or Employment by the             Has Served
                             Company unless                 as Director
Name                        otherwise indicated               since        Age
----                        -------------------               -----        ---

Jacques Kohn (b)           President                        1969 (a)        78

Jean Kohn (b)              Executive Vice President         1969 (a)        75

Henri-Armand Kohn (b)      Executive Vice President         1997            51

Benson J. Zeikowitz (c)    Management Consultant            1969 (a)        73

Bernard J. Wald (d)        Partner in Law Firm of           1998            67
                           Herzfeld & Rubin, P.C.
Margot W. Kohn (b)         Secretary                        1975            74

William F. Nicklin (e)     Branch Manager, Account          1981            56
                           Executive and Managing
                           Director, BT Alex. Brown (a
                           securities broker dealer)

-------------------------
(a)  Has been a Director of the Company and its predecessors for over 20 years.

(b) Jacques Kohn and Jean Kohn are brothers. Henri-Armand Kohn is the son of Jean Kohn. Margot W. Kohn is the wife of Jacques Kohn.

(c) For over 20 years, up until January 1, 1998, Benson Zeikowitz served as Treasurer of the Company.

(d) Legal services are provided to the Company by the law firm of Herzfeld & Rubin, P.C.

(e) Mr. Nicklin is a member of the Board of Directors of Carco Electronics, a corporation registered under Section 12 of the Exchange Act. None of the other nominees are members of the Board of Directors of any corporations registered under Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act.

     The Board of Directors has an Audit Committee, the current members of which are William F. Nicklin and Bernard J. Wald. The functions of the Audit Committee comprise generally the following: recommend to the Board of Directors the firm of independent accountants to serve the Company each fiscal year; review the scope, fees and results of the audit by the independent accountants; and review the internal accounting control procedures of the Company and compliance with those procedures and policies. The Audit Committee had one meeting in 1999.

     The Board of Directors also has a Compensation Committee, the current members of which are William F. Nicklin and Bernard J. Wald. The Compensation Committee is to review periodically, and at least annually, the current compensation of the officers of the Company and to determine whether an adjustment is to be made in the amount and kinds of compensation to be paid to each of the officers. In 1999, increases were made in the base compensation of the officers. The Compensation Committee had two meetings in 1999.

     The Board of Directors held four meetings in 1999. Jean Kohn did not attend three of those meetings, Henri-Armand Kohn did not attend two of those meetings and Margot W. Kohn and Benson J. Zeikowitz did not attend one of those meetings. The Company has no Nominating Committee.

                             Executive Compensation

     The following information is furnished with respect to the President of the Company, as the Chief Executive Officer (CEO), and the Company's four most highly compensated officers, other than the CEO (all five are referred to collectively as the "named executive officers").

                           SUMMARY COMPENSATION TABLE



                                                                              Long Term Compensation
                                                                              ----------------------------- -----------
                                   Annual Compensation                        Awards                        Payouts
                                   ------------------------------------------
(a)                       (b)      (c)           (d)           (e)            (f)           (g)             (h)         (i)
                                                                              ------------- --------------- -----------
                                                               Other                         Securities
                                                               Annual      Restricted       Underlying                All other
Name and                                                       Compen-       Stock           Options/        LTIP     Compen-
Principal Position        Year     Salary        Bonus(1)      sation(3)     Award(s)        SARS(#)        Payout    sation (2)
-------------------       ----     ------        --------      ------      ------------- --------------- ----------- -------------
Jacques Kohn              1999     $223,652      $33,548       $14,502        $0            0               $0          $12,753
President & CEO           1998     $192,107      $57,632       $14,502        $0            0               $0          $14,166
                          1997     $192,107      $25,352       $14,502        $0            0               $0          $13,755

Jean Kohn                 1999     $223,652      $33,548       $10,551        $0            0               $0          $12,753
Executive Vice            1998     $192,107      $57,632       $10,551        $0            0               $0          $14,166
President                 1997     $184,922      $24,413       $10,551        $0            0               $0          $13,755

Antonio R. Diaz           1999     $204,965      $30,745       $5,328         $0            0               $0          $12,753
Vice President-Latin      1998     $195,054      $58,616       $5,328         $0            0               $0          $14,166
American Operation        1997     $193,319      $25,512       $5,328         $0            0               $0          $13,755

Thomas Preisel
Vice President            1999     $210,082      $31,512       $2,099         $0            0               $0          $12,753
Operations & Sales/       1998     $208,280      $62,484       $2,099         $0            0               $0          $14,166
Marketing                 1997     $186,694      $24,638       $2,099         $0            0               $0          $13,755

Henri-Armand Kohn         1999     $258,295      $38,744       $6,123         $0            0               $0          $12,753
Executive Vice President  1998     $218,400      $65,520       $4,495         $0            0               $0          $14,166
                          1997     $197,901      $26,117       $3,207         $0            0               $0          $13,755

(1) The 1999 bonus was based on the Annual Incentive Plan adopted on January 1, 1999. The plan provides for an annual incentive payment (bonus) based on the Company's actual performance against two targets: IBT (income before tax) and revenues. The annual targets are set and approved by the Board. A threshold level of performance is set. For the plan to fund, actual IBT must be at least 90% of target. If the threshold is met, the payout is 50% of the target incentive; if the target is achieved the payout is 100%; and if performance is exceptional, meaning actual performance is 130% of the target or higher, the payout can be 200% of the target incentive. Performance between these points will result in incentive payments calculated on a pro rata basis. The individual target incentives are set as a percentage of each person's salary, but can also be modified based upon individual performance goals set by the Board. The Board determines eligibility for the plan.

(2) The amounts represent contributions by the Company under the Baltek Corporation Profit Sharing Plan, a qualified contribution plan covering all salaried employees, to which the Company makes annual contributions out of its profits. Each contribution is allocated to participants on the basis of their respective rates of compensation, but with lesser amounts allocated to compensation that constitutes "wages" for Social Security purposes, in accordance with the rules of the Internal Revenue Code. The Plan provides for vesting of amounts contributed by the Company over a period of years.

(3) The amounts are premiums paid by the Company on individual life insurance policies on the lives of seven officers, including the named executive officers. Each individual executive owns the policy on his life. This insurance is in addition to a group-term life insurance policy providing term insurance on all the salaried employees, with a maximum coverage per employee of $50,000.

(4) The Company has adopted a non-qualified deferred compensation plan providing an election to all the participants to defer between 1 percent and 100 percent of salary. This plan is in addition to the deferred compensation plan the Company previously adopted under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"), pursuant to which participants may elect to defer between 1 and 15 percent of salary. Amounts deferred under the 401(k) Plan are paid over to the Plan Trustee. These plans do not provide for matching Company contributions. The amounts of salary listed in column (c) are the salaries of the named executive officers before any elective deferral under these plans.

     Members of the Board of Directors are not compensated for services on the Board of Directors, except for William F. Nicklin and Benson J. Zeikowitz, who are compensated $3,000 per annum plus a fee of $350 for each meeting of the Board of Directors.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION



     The Committee's compensation policy is subjective and not subject to specific criteria. The salaries of executive officers were increased in 1999, and the Company also adopted the new Annual Incentive Plan in 1999.

     The policy of the Compensation Committee as to compensation payable to executive officers is that the executive officers function as an integrated team, headed by the CEO. They earn bonuses under the Annual Incentive Plan, depending primarily upon the profitability of the Company's operations. Increases in the salaries of officers are not based on the profit performance of the Company, but rather on exceptionally valuable services of particular officers and also on years of service.

         The base compensation of the CEO was increased by approximately 17% for the year 1999. This is the first increase for the CEO in approximately 5 years. The compensation received by him for that year is based on services over a period of more than 50 years for the Company and its predecessors. His work requires involvement and decision-making in all areas of the Company's core material and seafood businesses in the United States, Ecuador, and in all other markets where the Company's products are sold. His compensation for 1999 was well-earned.



                                                          COMPENSATION COMMITTEE
                                                          Bernard J. Wald
                                                          William F. Nicklin



                                PERFORMANCE GRAPH


     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business at the end of the years 1994 through 1999 in: (a) the Company's common stock; (b) the NASDAQ Market Value Index; and (c) the SIC Based Peer Group #2430 Millwork, Veneer, Plywood. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indices.

                             INDEX OF TOTAL RETURNS:



                 Baltek Corporation; NASDAQ Market Value Index;
                   Peer Group #2430 Millwork, Veneer, Plywood
                       January 1, 1995 - December 31, 1999




                  [GRAPH - DATA POINTS FOR GRAPH LISTED BELOW]

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                                FISCAL YEAR ENDING
----------------------------------------------------------------------------------------------------------------
COMPANY/INDEX/MARKET              12/30/1994    12/29/1995    12/31/1996    12/31/1997   12/31/1998   12/31/1999
Baltek Corp                         100.00       130.77         111.54        142.31       151.92       115.38

Millwork & Structural Members       100.00        99.73         119.75        147.14       136.47       184.88

NASDAQ MARKET INDEX                 100.00       129.71         161.18        197.16       278.08       490.46


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On recommendation of the Audit Committee, the Board of Directors recommends the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2000.

     A representative of Deloitte & Touche LLP will be present at this Annual Meeting with the opportunity to make a statement and to respond to shareholder questions.

     The Board of Directors considers Deloitte & Touche LLP to be well qualified to serve as auditors. The Board of Directors recommends a vote "For" the proposal to ratify the selection of Deloitte & Touche LLP as independent accountants for the year 2000.

     Ratification of the selection of Deloitte & Touche LLP as independent accountants requires the affirmative vote of a majority of shareholders present in person or by proxy at this meeting and voting on this proposal.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all forms that were required to be filed with the Securities and Exchange Commission during 1999 under Section 16
(a) of the Securities and Exchange Act of 1934 by any of the Company's directors or officers were filed in a timely fashion.


                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Company for inclusion in the 2001 Annual Meeting of Shareholders proxy materials must be received by the Company not later than December 24, 2000.

                                  OTHER MATTERS

     While the Board of Directors does not know of any matters which may be brought before the meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that shares represented by proxies will be voted in support of the Board of Directors on any question which may properly be submitted at the meeting.


                                              By Order of the Board of Directors


                                              /s/MARGOT W. KOHN
                                              -----------------
                                              MARGOT W. KOHN
                                              Secretary

Northvale, New Jersey
May 3, 2000

                             BALTEK CORPORATION

[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                      SOLICITED BY THE BOARD OF DIRECTORS

PROXY for Annual Meeting of Shareholders to be held on May 25, 2000 at 10:00 A.M. Eastern Daylight Time at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey. The undersigned hereby appoints Jacques Kohn, Benson J. Zeikowitz and Bernard J. Wald, or any one of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders (including adjournments) of Baltek Corporation to be convened May 25, 2000.

   1. For all directors/nominees listed (except any nominee whose name is written in by shareholder) Nominees: Jacques Kohn, Jean Kohn, Henri-Armand Kohn, Benson J. Zeikowitz, Bernard J. Wald, Margot W. Kohn, William F. Nicklin


                             With-    For All
                    For      hold     Except
                    [  ]        [  ]       [  ]

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                     For      Against     Abstain
                    [  ]        [  ]       [  ]

   2. Proposal to approve the selection of Deloitte & Touche LLP as auditors of the Company.

   3. In their discretion, upon such matters as may properly come before the meeting. The Board of Directors recommends a vote for Proposals 1 and 2.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE RESOLUTIONS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE STOCKHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AND OTHERWISE ACCORDING TO MANAGEMENT RECOMMENDATIONS.

This proxy is to be voted for each proposition unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to the Secretary of the Company. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

          Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above
                               BALTEK CORPORATION
                              Northvale, NJ 07647

  PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.